Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Vice President, Finance and Administration and Chief Financial Officer of Bioanalytical Systems Inc. (the “Company”), each hereby certifies that, to the best of his knowledge, on February 23, 2009:

(a)
the Form 10-Q Quarterly Report of the Company for the quarter ended December 31, 2008 filed on February 23, 2009, with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods set forth therein.

By: /s/ Richard M. Shepperd
Richard M. Shepperd President and Chief Executive Officer Date: February 23, 2009

By: /s/ Michael R. Cox
Michael R. Cox Vice President, Finance and Administration and Chief Financial Officer Date: February 23, 2009